SWISS ARMY BRANDS, INC.

CERTIFICATION

In connection with the periodic report of Swiss Army Brands, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Thomas M. Lupinski, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: August 14, 2002
                                                                                                                         By /s/ Thomas M. Lupinski
                                                                                                                         Thomas M. Lupinski
                                                                                                                         Chief Financial Officer

Notes to Clients:

  Section 906 of the Sarbanes-Oxley Act references only that the periodic report must be accompanied by the above certification. We recommend that if the periodic report is transmitted electronically, the certifications be transmitted electronically via EDGAR in a separate file tagged as correspondence immediately following the transmission of the report, but not filed as part of the report. If the periodic report is filed in paper, the certifications should be transmitted at the same time in paper.

  Certification is only required for periodic reports that contain financial statements.

  It is unclear whether the Sarbanes-Oxley Act requires separate certifications by the chief executive officer and the chief financial officer of the issuer, or whether both officers can provide a joint certification. Until further guidance is provided, we recommend that two separate certifications be prepared.